UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Realty Income Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 23, 2006

Dear Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Realty Income Corporation, a Maryland corporation, to be held at 9:00 a.m., local time, on May 16, 2006 at the California Center for the Arts Escondido, 340 North Escondido Boulevard, Escondido, California 92025.

At the Annual Meeting, you will be asked to consider and vote upon:

(1)  The election of eight directors to serve until the 2007 annual meeting of stockholders and until their respective successors are duly elected and qualify.

(2)  The transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

These proposals are more fully described in the accompanying Proxy Statement. We urge you to carefully review the Proxy Statement.

Our Board of Directors recommends a VOTE FOR the election of the eight director nominees to serve until the next annual meeting and until their successors are duly elected and qualify.

YOUR VOTE IS IMPORTANT TO US, WHETHER YOU OWN FEW OR MANY SHARES!  Please complete, date and sign the enclosed proxy card and return it in the accompanying postage paid envelope, even if you plan to attend the Annual Meeting. If you attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.

Sincerely,

/s/ THOMAS A. LEWIS

THOMAS A. LEWIS
Vice Chairman of the Board,
Chief Executive Officer

REALTY INCOME CORPORATION

220 West Crest Street
Escondido, California 92025-1707

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	9:00 a.m., Pacific Daylight Time, on Tuesday, May 16, 2006

PLACE	California Center for the Arts Escondido 340 North Escondido Boulevard Escondido, California 92025

ITEMS OF BUSINESS

•        The election of eight directors to serve until the 2007 annual meeting of stockholders and until their respective successors are duly elected and qualify.

•        The transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

•        The above are more fully described in the accompanying Proxy Statement, which forms a part of this Notice.

•        Management will report on the current activities of Realty Income and comment on its future plans. A discussion period is planned so that stockholders will have an opportunity to ask questions and make appropriate comments.

RECORD DATE	You can vote if you are a stockholder of record at the close of business on March 10, 2006.

PROXY VOTING

YOUR VOTE IS IMPORTANT!  If you plan to be present, please notify the undersigned so that identification can be prepared for you. Whether or not you plan to attend the Annual Meeting, please execute, date and promptly return the enclosed proxy. A return envelope is enclosed for your convenience and requires no postage for mailing in the United States. If you are present at the Annual Meeting you may, if you wish, withdraw your proxy and vote in person.

March 23, 2006	Michael R. Pfeiffer Executive Vice President, General Counsel and Secretary

Only stockholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. A list of stockholders will be available for inspection at the offices of the Company at 220 West Crest Street, Escondido, California, 92025 at least ten days prior to the Annual Meeting.

TABLE OF CONTENTS

Frequently Asked Questions
Proposal 1 – Election of Directors
Voting Procedures
Board of Directors
Board Independence
Committees of the Board of Directors
Audit Committee
Compensation Committee
Nominating/Corporate Governance Committee
Meetings and Attendance
Corporate Governance
Director Qualifications
Identifying and Evaluating Nominees for Directors
Stockholder Nominations
Communications with the Board
Compensation of the Company’s Directors
Stock Awards
Other Payments
Executive Officers of the Company
Executive Compensation
Summary Compensation Table
Stock Options
Employment Agreements
Compensation Committee Report on Executive Compensation
Executive Compensation Philosophy
Compensation of Executive Officers (other than the Chief Executive Officer)
Annual Cash Bonus
Long-Term Incentive Compensation Awards
Chief Executive Officer Compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended
Compensation Committee Interlocks and Insider Participation
Audit Committee Report
Stock Performance Graph
Section 16(a) Beneficial Ownership Reporting Compliance
Related Party Transactions
Security Ownership of Certain Beneficial Owners and Management
Equity Compensation Plan Information
Independent Registered Public Accounting Firm
Independent Registered Public Accounting Firm Fees and Services
Fees Paid to Independent Registered Public Accounting Firm
Stockholder Proposals for 2007 Annual Meeting

REALTY INCOME CORPORATION
220 West Crest Street
Escondido, California 92025-1707

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
May 16, 2006

Our Board of Directors is soliciting proxies for the 2006 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. In this proxy statement, “Realty Income,” “the Company,” “we” and “our” refer to Realty Income Corporation, a Maryland corporation. A copy of our 2006 Annual Report, the Notice of Annual Meeting, this Proxy Statement and accompanying proxy card are being mailed to our stockholders beginning on or about April 4, 2006.

Frequently Asked Questions

Why did I receive these proxy materials?

We are providing these proxy materials to the stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2006 Annual Meeting of the Stockholders (the “Annual Meeting”) on May 16, 2006, beginning at 9:00 A.M. Pacific Daylight Time, and at any adjournment or postponement of the Annual Meeting.

You are invited to attend our Annual Meeting, which will be held at The California Center for the Arts Escondido, 340 North Escondido Boulevard, Escondido, California 92025. Stockholders will be admitted to the Annual Meeting beginning at 8:30 A.M. and refreshments will be provided.

Do I need a ticket to attend the Annual Meeting?

No, you do not need a ticket, but you will need to register and identify yourself as a stockholder in order to receive certain annual meeting materials when you arrive.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote upon:

•                  The election of eight directors to serve until the 2007 annual meeting of stockholders and until their respective successors are duly elected and qualify; and

•                  The transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Holders of Realty Income’s common stock at the close of business on March 10, 2006, are entitled to receive notice of and to vote their shares at the Annual Meeting. As of that date, there were 83,889,114 shares of common stock outstanding and entitled to vote. Each outstanding share of our common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

What is the difference between holding shares as a stockholder of record or as a beneficial owner?

If your shares are registered directly in your name with Realty Income’s transfer agent, The Bank of New York, you are considered the “stockholder of record”. If you receive your dividend check from the Bank of New York and these materials were sent to you directly by Realty Income, you are a stockholder of record.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. The Notice of Annual Meeting, Proxy Statement, 2005 Annual Report and voting instruction card have been forwarded to you by your broker, bank, or other holder of record who is considered the stockholder of record. As the beneficial owner you have the right to direct your broker, bank, or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet.

How do I vote?

You may vote using any of the following methods:

By Mail

Be sure to complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors.

If you are a stockholder of record, and the prepaid envelope is missing, please mail your completed proxy to: Realty Income, c/o The Bank of New York, P.O. Box 11147, New York, NY 10203-0147.

By Telephone

The telephone procedures established by Realty Income are designed to authenticate your identity, to allow you to authorize your proxy and to give your voting instructions and to confirm that those instructions have been properly recorded. You can authorize your proxy by calling the toll-free number on your proxy card. Please have your proxy card available when you call. Easy-to-follow voice prompts allow you to authorize your proxy and to confirm that your instructions have been properly recorded. Telephone facilities will be available 24 hours a day and will close at 11:59 PM Eastern Daylight Time on May 15, 2006. If you authorize your proxy by telephone, you do not have to return your proxy card or voting instruction card.

By Internet

Beneficial owners who have previously requested electronic proxy authorization may authorize their proxies on the Internet by going to Realty Income’s web site at www.realtyincome.com and clicking on the “2006 Annual Meeting” icon shown on the home page. The 2006 Annual Meeting page contains a link to meeting material documents as well as a link to authorize your proxy at www.proxyvote.com. Please have your proxy card handy as it contains your “control number”, which will be required to identify yourself and authorize your proxy on www.proxyvote.com. Step-by-step instructions on how to authorize your proxy are provided on their site.

In person at the Annual Meeting

All stockholders may vote in person at the Annual Meeting. You may also be represented by another person at the meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the Inspector of Election with your ballot to be able to vote at the Annual Meeting.

Can I change my vote after I submit my proxy?

You may revoke your proxy at any time before it is voted at the Annual Meeting by:

•                  delivering to our Secretary a written notice of revocation prior to or at the Annual Meeting;

•                  signing and returning to our Secretary a proxy bearing a later date;

•                  authorizing another proxy by telephone or on the Internet (your most recent telephone or Internet authorization is used); or

•                  voting in person at the Annual Meeting.

Your attendance at the Annual Meeting will not by itself be sufficient to revoke a proxy unless you give written notice of revocation to our Secretary before the polls are closed. Any written notice revoking a proxy should be sent to our Secretary, at our corporate offices, at 220 West Crest Street, Escondido, California 92025.

How does the Board of Directors recommend I vote on the proposal?

The Board of Directors recommends a vote FOR the election of the eight director nominees to serve until the 2007 annual meeting and until their successors are duly elected and qualify.

What are the voting requirements to elect the Directors?

The presence of the holders of a majority of outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote because that holder does not have discretionary voting power and has not received voting instructions from the beneficial owner.

The affirmative vote of a plurality of all the votes cast is necessary for the election of a director. Thus, the eight nominees receiving the highest number of votes will be elected. For the purpose of the election of directors, abstentions will have no effect on the outcome of the vote. Since brokers are permitted to vote for the election of directors in an uncontested election, there will be no broker non-votes with respect to Proposal 1. If you are a beneficial owner, your bank, broker or other holder of record is permitted to vote your shares on the election of directors if the broker does not receive voting instructions from you.

Will any other business be conducted at the meeting?

The Board of Directors does not know of any matters to be presented at the meeting other than those mentioned in this Proxy Statement. If any other matters are properly brought before the meeting, it is intended that the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

Under the New York Stock Exchange rules, if you are a beneficial owner, your bank, broker or other holder of record may not vote your shares on any stockholder proposal without instructions from you.

If the Annual Meeting is postponed or adjourned for any reason, at any subsequent convening or resumption of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the Annual Meeting as originally convened (except for any proxies that have effectively been revoked or withdrawn).

Who will count the vote?

Representatives of our transfer agent, The Bank of New York, will tabulate the votes and act as inspectors of election.

Can I access the Notice of Annual Meeting, Proxy Statement and 2005 Annual Report on the Internet?

These materials are available on Realty Income’s web site and can be accessed by clicking on the “2006 Annual Meeting Materials” icon on the Company’s home page.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC called “householding”. Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Notice of Annual Meeting, Proxy Statement and Annual Report, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Annual Meeting, Proxy Statement and Annual Report, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, The Bank of New York by mail at:  Shareholder Relations Department, P.O. Box 11258, Church Street Station, New York, NY 10286 or by phone at 1-877-218-2434 or email at shareowner-svcs@bankofny.com.

Beneficial owners can request information about householding from their banks, brokers or other holders of record.

Who bears the cost of soliciting proxies?

We will bear the cost of soliciting proxies from our stockholders. In addition to solicitation by mail, our directors, officers, employees and agents may solicit proxies by telephone, telegram, Internet or otherwise. These directors, officers and employees of the Company will not be additionally compensated for the solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares of our common stock held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such material.

Stockholders who authorize their proxies through the Internet should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and these costs must be borne by the stockholder.

Our common stock is traded on the New York Stock Exchange, Inc. (“NYSE”) under the ticker symbol “O.”  On March 10, 2006, the last reported sale price for our common stock on the NYSE was $23.86 per share.

No person is authorized to make any representation with respect to the matters described in this Proxy Statement other than those contained herein and, if given or made, such information or representation must not be relied upon as having been authorized by us or any other person.

The date of this Proxy Statement is
March 23, 2006.

PROPOSAL 1

ELECTION OF DIRECTORS

Director Nominees

Our Board of Directors currently consists of eight directors. They will be elected at this Annual Meeting to serve for a one-year term expiring at the annual meeting in 2007 and until their respective successors have been duly elected and qualify.

VOTING PROCEDURES

The representation, in person or by properly executed proxy, of the holders of a majority of the shares of the Company’s common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Shares of the Company’s common stock represented in person or by proxy will be counted for the purposes of determining whether a quorum is present at the Annual Meeting. Shares that abstain from voting on any proposal will be treated as shares that are present and entitled to vote at the Annual Meeting for purposes of determining whether a quorum exists.

Election of Directors

The affirmative vote of a plurality of all of the votes cast at the Annual Meeting at which a quorum is present is necessary for the election of a director. The eight nominees receiving the highest number of votes will be elected. For the purposes of the election of directors, abstentions will have no effect on the outcome of the vote. The election of directors is a matter on which a broker or other nominee is empowered to vote.

BOARD OF DIRECTORS

Name	Age	Title
Kathleen R. Allen	60	Director
Donald R. Cameron	66	Director and Lead Independent Director
William E. Clark, Jr.	68	Chairman
Roger P. Kuppinger	65	Director
Michael D. McKee	60	Director
Ronald L. Merriman	61	Director
Thomas A. Lewis	53	Vice Chairman and Chief Executive Officer
Willard H. Smith Jr	69	Director

Kathleen R. Allen, Ph.D. has been a Director of the Company since February 2000. She is a Professor at the Marshall School of Business and the Director of the Center for Technology Commercialization at the University of Southern California (1991-present). She was the co-founder and Chairman of Gentech Corporation (1994-2004). Dr. Allen incorporated a new non-profit institute, the National Network for Technology Entrepreneurship and Commercialization (N2TEC), in January 2006. This Institute is dedicated to economic development through technology entrepreneurship and Dr. Allen is the CEO and serves on their Board of Directors. She also serves as a consultant to two medical technology ventures, and is the author of twelve books in the field of entrepreneurship and technology, a field in which she is considered an expert. Dr. Allen is a member of Realty Income’s Audit Committee.

Donald R. Cameron has been a Director of the Company since August 1994. He is a co-founder and President of Cameron, Murphy & Spangler, Inc., a securities broker-dealer firm and registered investment advisor located in Pasadena, California. Prior to founding Cameron, Murphy & Spangler in 1975, he worked at the securities brokerage firm of Glore Forgan Staats, Inc. and its successors (1969-1975). Mr. Cameron is chairman of Realty Income’s Compensation Committee and is a member of the Nominating/Corporate Governance Committee. Since February 2004, Mr. Cameron has served as the Company’s Lead Independent Director.

William E. Clark, Jr. is the Chairman of the Board of Directors of the Company and has served in this position since 1969. He served as Chief Executive Officer of the Company from 1969 to May 1997. Mr. Clark was also co-founder of Realty Income Corporation. He has been involved as a principal in commercial real estate acquisition, development, management and sales for over 40 years. His involvement includes land acquisition, tenant lease negotiations, construction and sales of commercial properties for regional and national retail chain store operations throughout the United States.

Roger P. Kuppinger has been a Director of the Company since August 1994. He is a self-employed investment banker and financial advisor who is an active investor in both private and public companies. Prior to March 1994, he was a Managing Director at the investment banking firm of Sutro & Co., Inc. Prior to joining Sutro in 1969, he worked at First Interstate Bank, formerly named United California Bank (1964-1969). He has served on over fourteen boards of directors for both public and private companies, and currently serves on the board of directors of BRE Properties, Inc. and is chairman of its Audit Committee. Mr. Kuppinger is chairman of Realty Income’s Audit Committee and is a member of its Compensation Committee.

Michael D. McKee has been a Director of the Company since August 1994. He is Vice Chairman (July 1999 – present) and Chief Operating Officer (2001-present) of The Irvine Company and was Chief Financial Officer (1997-2001) and Executive Vice President (1994-1999) of The Irvine Company. Prior to joining The Irvine Company, he was a partner in the law firm of Latham & Watkins (1986-1994). His business and legal experience includes numerous acquisition and disposition transactions, as well as a variety of public and private offerings of equity and debt securities. He is currently a member of the board of directors of The Irvine Company and Health Care Property Investors, Inc. Mr. McKee is chairman of Realty Income’s Nominating/Corporate Governance Committee and a member of its Compensation Committee.

Ronald L. Merriman has been a Director of the Company since July, 2005. He is the managing director of Merriman Partners, a professional services management consulting firm (2003-present). Prior to joining Merriman Partners, he served as a Managing Director of O’Melveny & Myers law firm (2000 to 2003), Executive Vice President of Carlson Wagonlit Travel (1999 to 2000), President of Ambassador Performance Group, Inc., (1997 to 1999) and employed by the accounting firm of KPMG and served as Vice Chairman of KPMG’s Management Committee (1967 to 1997). Mr. Merriman serves on the Board of Directors and is the Audit Committee chairman of Pentair (NYSE:

PNR) and Haemonetics Corporation (NYSE: HAE). Mr. Merriman is a member of Realty Income’s Audit Committee and its Nominating/Corporate Governance Committee.

Thomas A. Lewis is Chief Executive Officer of Realty Income. He is also Vice Chairman of the Board of Directors and has been a member of the Board since September 1993. He joined the Company in 1987 and served in a variety of executive positions, including Vice President, Capital Markets until 1997 when he was named Chief Executive Officer. In 2000-2001 he also held the position of President. Prior to joining Realty Income, he was an executive with Johnstown Capital, a real estate investment company (1982-1987), an Investment Specialist with Sutro & Co., Inc., (1979-1982), and in marketing with Procter & Gamble (1974-1979). Mr. Lewis also serves as a director and officer of Crest Net Lease, Inc., a subsidiary of Realty Income.

Willard H. Smith Jr has been a Director of the Company since July 1996. He was a Managing Director, Equity Capital Markets Division, of Merrill Lynch & Co. from 1983 until his retirement in 1996. Prior to joining Merrill Lynch in 1979, he was employed by F. Eberstadt & Co. (1971-1979). Mr. Smith serves on the board of directors of the Cohen & Steers Family of Funds and Essex Property Trust. Mr. Smith also serves as a director of Crest Net Lease, Inc., a subsidiary of Realty Income. Mr. Smith is a member of Realty Income’s Audit Committee and its Compensation Committee.

Board Independence

The Board has determined that each of its current directors, except for Messrs. Clark and Lewis, has no material relationship with Realty Income (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and is “independent” within the meaning of Realty Income’s director independence standards, which reflect the NYSE director independence standards, as currently in effect. The Board established and employed the following categorical standards in determining whether a relationship is material and thus would disqualify such director from being independent:

•            The director was an employee of the Company or any of its subsidiaries;

•            An immediate family member of the director was an executive officer of the Company or any of its subsidiaries;

•            The director (or an immediate family member of the director) received or receives more than $100,000 per year in direct compensation from the Company or any of its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•            The director was affiliated with or employed by a present or former (internal or external) auditor of the Company or an immediate family member of the director was affiliated with or employed in a professional capacity by a present or former (internal or external) auditor of the Company;

•            The director (or an immediate family member of the director) was employed as an executive officer of another company where any of the Company’s executives served on that company’s compensation committee;

•            The director was an affiliate, executive officer or employee (or an immediate family member of the director was an affiliate or executive officer) of another company that made payments to, or received payments from, the Company or any of its subsidiaries for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or two percent (2%) of such other company’s consolidated gross revenues;

•            The director (or an immediate family member of the director) was an affiliate or executive officer of another company which was indebted to the Company, or to which the Company was indebted, where the total amount of either company’s indebtedness to the other was five percent (5%) or more of the total consolidated assets of the company he or she served as an affiliate or executive officer;

•            The director (or an immediate family member of the director) was an officer, director or trustee of a charitable organization where the Company’s (or an affiliated charitable foundation’s) annual discretionary charitable contributions to the charitable organization, exceeded the greater of $1 million or five percent (5%) of that organization’s consolidated gross revenues.

The standards listed above are applied to each of the past three years. “Affiliate” includes any person beneficially owning in excess of 10% of the voting power of, or a general partner or managing member of, a company.

COMMITTEES OF THE BOARD OF DIRECTORS

Name	Audit	Compensation	Nominating/ Corporate Governance
Kathleen R. Allen	*
Donald R. Cameron*		+	*
Roger P. Kuppinger	+	*
Michael D. McKee		*	+
Ronald L. Merriman	*		*
Willard H. Smith Jr	*	*

+ Chairman

* Lead Independent Director

Audit Committee

The Audit Committee of the Board of Directors was established in accordance with Section 10A-3 of the Securities Exchange Act of 1934 and is comprised of Dr. Allen and Messrs. Kuppinger (chairman), Merriman and Smith. The Board has determined that each of Messrs. Kuppinger and Merriman qualify as an audit committee financial expert, as defined in Item 401(h)(2)-(3) of Regulation
S-K. All of the members of the Audit Committee are “independent” within the meaning of Realty Income’s director independence standards, which reflect the NYSE director independence standards, as discussed above. The Audit Committee’s principal responsibilities include:

•            The selection, approval and engagement of our independent registered public accounting firm, approving any special assignments given to the independent registered public accounting firm and reviewing:

•            The scope and results of the audit engagement with the independent registered public accounting firm and management, including the independent registered public accounting firm’s letters to the Audit Committee;

•            The independence of the independent registered public accounting firm;

•            The effectiveness and efficiency of our internal accounting function; and

•            any proposed significant accounting changes.

Compensation Committee

The Compensation Committee of the Board of Directors is comprised of Messrs. Cameron (chairman), Kuppinger, McKee and Smith. All of the members of the Compensation Committee are “independent” within the meaning of Realty Income’s director independence standards, which reflect the NYSE director independence standards, as discussed above. The Compensation Committee’s principal responsibilities include:

•            Establishing remuneration levels for officers of the Company;

•            Reviewing management organization and development;

•            Reviewing significant employee benefits programs; and

•            Establishing and administering executive compensation programs, including bonus plans, stock option and other equity-based programs, deferred compensation plans and any other cash or stock incentive programs.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee of the Board of Directors is comprised of Messrs. Cameron, McKee (chairman) and Merriman. All of the members of the Nominating/Corporate Governance Committee are “independent” within the meaning of Realty Income’s director independence standards, which reflect the NYSE director independence standards, as discussed above. The Corporate Governance Committee’s principal purpose is to provide counsel to the Board of Directors with respect to:

•            Organization, membership and function of the Board of Directors;

•            Structure and membership of the committees of the Board of Directors; and

•            Succession planning for the executive management of the Company.

Meetings and Attendance

The Board of Directors met 14 times during 2005. In 2005, the Audit Committee met nine times, the Compensation Committee met five times and the Nominating/Corporate Governance Committee met four times. All directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors while they were on the Board and (ii) the total number of meetings of the committees of the Board of Directors on which such directors served. Every director is expected to attend in person the Annual Meeting of Stockholders, absent extraordinary circumstances such as a personal emergency. Each director attended the 2005 Annual Meeting, except for Mr. Merriman who joined the Board after the 2005 Annual Meeting.

To ensure free and open discussion among the independent directors of the Board, only independent directors attend executive session of the Board. The independent directors have nominated Mr. Cameron to serve as presiding lead independent director at each executive session.

Corporate Governance

The Board has adopted charters for each of the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee. The Board may, from time to time, establish certain other committees to facilitate the management of the Company. The Company has adopted a Code of Business Ethics that applies to the Company’s employees and directors. The Company has also adopted Corporate Governance Guidelines. The Committee Charters, Code of Business Ethics and Corporate Governance Guidelines are posted on the Company’s website at www.realtyincome.com and will be provided without charge upon request to the Corporate Secretary, Realty Income Corporation, 220 West Crest Street, Escondido, CA 92025. The information contained on our website is not incorporated by reference into and does not form a part of this proxy statement.

Director Qualifications

The director qualifications developed to date focus on what the Nominating/Corporate Governance Committee believes to be essential competencies to effectively serve on the Board. In reviewing and considering potential nominees for the Board, the Nominating/Corporate Governance Committee looks at the following qualities, skills and attributes:

•            experience in corporate governance, such as an officer or former officer of a publicly held company;

•            experience in the Company’s industry;

•            experience as a board member of another publicly held company;

•            personal and professional integrity, ethics and values;

•            practical and mature business judgment, including the ability to make independent analytical inquiries;

•            academic expertise in an area of the Company’s operations; and

•            background in financial and accounting matters.

Identifying and Evaluating Nominees for Directors

The Nominating/Corporate Governance Committee identifies nominees for directors by first evaluating the current members of the Board willing to continue in service. Current members with qualifications and skills that are consistent with the Nominating/Corporate Governance Committee’s criteria for Board service are re-nominated. As to new candidates, the Nominating/Corporate Governance Committee will generally poll Board members and members of management for their recommendations. The Nominating/Corporate Governance Committee may also hire a search firm if deemed appropriate. An initial slate of candidates will be presented to the Chairman of the Nominating/Corporate Governance Committee, who will then make an initial determination as to the qualification and fit of each candidate. Final candidates will be interviewed by the Chief Executive Officer and a Nominating/Corporate Governance Committee member. The Nominating/Corporate Governance Committee will then approve final director candidates and, after review and deliberation of all feedback and data, will make its recommendation to the Board. Recommendations received by stockholders will be considered and processed and are subject to the same criteria as are candidates nominated by the Nominating/Corporate Governance Committee.

Stockholder Nominations

The Nominating/Corporate Governance Committee’s policy is to consider candidates recommended by stockholders. The stockholder must submit a detailed resume of the candidate and an explanation of the reasons why the stockholder believes the candidate is qualified for service on the Board and how the candidate satisfies the

Board’s criteria. The stockholder must also provide such other information about the candidate as would be required by the SEC rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. The stockholder must submit proof of Realty Income stockholdings. The stockholder must also comply with the advance notice provisions of our Bylaws. All communications are to be directed to the Chairperson of the Nominating/Corporate Governance Committee, c/o the Corporate Secretary, Realty Income Corporation, 220 West Crest Street, Escondido, CA 92025. Recommendations received after 120 days prior to the anniversary of the mailing of the proxy statement for the previous year’s Annual Meeting will likely not be considered timely for consideration at the current year’s Annual Meeting. Properly submitted stockholder recommendations will be evaluated by the Nominating/Corporate Governance Committee using the same criteria used to evaluate other director candidates.

Communications with the Board

Stockholders may communicate with our Board members in writing sent by email to mpfeiffer@realtyincome.com or mail addressed to the Chairman of the Nominating/Corporate Governance Committee, c/o the Corporate Secretary, Realty Income Corporation, 220 West Crest Street, Escondido, CA 92025. All correspondence will be forwarded promptly by the Corporate Secretary to the Chairman.

Compensation of the Company’s Directors

No officer of the Company receives or will receive any compensation for serving the Company as a member of the Board of Directors or any of its committees. The Company’s non-employee directors received the following aggregate amounts of compensation for the year ended December 31, 2005:

Director	Annual Retainer (1)	Meeting Fees (2)	Total Cash Compensation	Value of Unvested Common Stock Awards (3)
Kathleen R. Allen, Ph.D.	$15,000	$14,250	$29,250	$97,200
Donald R. Cameron	30,000	15,750	45,750	97,200
William E. Clark, Jr.	30,000	13,500	43,500	97,200
Roger P. Kuppinger	25,000	17,000	42,000	97,200
Thomas A. Lewis (4)	—	—	—	—
Michael D. McKee	15,000	14,250	29,250	97,200
Ronald L. Merriman	7,011	5,000	12,011	100,800
Willard H. Smith Jr	15,000	15,000	30,000	97,200

(1)          Retainers include (i) an annual fee retainer of $15,000 for each Board member ($30,000 for the Chairman of the Board), (ii) an Audit Committee chair retainer of $10,000, (iii) a Compensation Committee chair retainer of $5,000, and (iv) Lead Independent Director retainer of $10,000.

(2)   Board meeting fees are $1,000 per meeting in person ($1,500 for the Chairman of the Board) and $500 for telephonic attendance ($750 for the Chairman of the Board). Committee meeting fees are $500 per meeting in person ($1,000 for the chairman of the committee) and $250 for telephonic attendance ($500 for the chairman of the committee).

(3)   On May 10, 2005, each of the directors who is not an officer of the Company automatically received 4,000 shares of unvested common stock, except for Mr. Merriman who received 4,000 shares of unvested common stock on July 13, 2005, the date when he joined the Board. These shares of stock were granted to such directors pursuant to the Company’s stock incentive plan. These stock grants are eligible to receive dividends from the date of grant. The amount in the table represents the fair value of the shares granted in 2005, based on the closing market price on the grant date. As of December 31, 2005 each of the directors, other than Mr. Merriman, had 12,000 shares of unvested common stock; Mr. Merriman had 4,000 shares of unvested common stock. Based on a price per share of $21.62 at January 1, 2006, each of the directors, other than Mr. Merriman, had unvested stock valued at $259,440; Mr. Merriman had unvested stock valued at $86,480.

(4)   Mr. Lewis, CEO of the Company, receives no compensation to serve on the Board of Directors.

Stock Awards

Our stock incentive plan provides that upon the initial election to the Board of Directors and at each Annual Meeting of Stockholders thereafter, if the director is still serving as a director, each director who is not an officer of the Company is automatically granted 4,000 shares of common stock of the Company. The stock shall vest based on the independent director’s years of service in accordance with the following schedule:

•            20% increments on each of the first five anniversaries of the date the shares of stock are granted to directors with less than six years of service at the date of grant;

•            25% increments on each of the first four anniversaries of the date the shares of stock are granted to directors with six years of service at the date of grant;

•            33-1/3% increments on each of the first three anniversaries of the date the shares of stock are granted (rounded up to the nearest whole share) to directors with seven years of service at the date of grant;

•            50% increments on each of the first two anniversaries of the date the shares of stock are granted to directors with eight years of service at the date of grant;

•            100% vested on the first anniversary of the date the shares of stock are granted to directors with nine years of service at the date of grant; and

•            100% vested as of the date the share of stock are granted to directors with ten or more years of service at the date of grant.

Other Payments

The members of the Board are also entitled to reimbursement of their expenses, in accordance with Company policy, incurred in connection with attendance at Board and committee meetings and conferences with the Company’s senior management.

EXECUTIVE OFFICERS OF THE COMPANY

Name	Title	Age

Thomas A. Lewis	Vice Chairman of the Board and Chief Executive Officer	53
Gary M. Malino	President, Chief Operating Officer	48
Paul M. Meurer	Executive Vice President, Chief Financial Officer and Treasurer	40
Michael R. Pfeiffer	Executive Vice President, General Counsel and Secretary	45
Richard G. Collins	Executive Vice President, Portfolio Management	58
Kim S. Kundrak	Senior Vice President, Portfolio Acquisitions	49

Biographical information with respect to Mr. Lewis is set forth above under Board of Directors.

Gary M. Malino is President and Chief Operating Officer of Realty Income. He joined the Company in 1985 and served in various executive positions until 1994 when he was named Chief Financial Officer and Treasurer. During 2001, Mr. Malino was promoted to President and Chief Operating Officer. Prior to joining Realty Income, he was a Certified Public Accountant for a Los Angeles based accounting firm (1981-1985) and Assistant Controller with McMillin Development Company, a real estate development company (1979-1981). Mr. Malino also serves as an officer of Crest Net Lease, Inc., a subsidiary of Realty Income.

Paul M. Meurer is Executive Vice President, Chief Financial Officer and Treasurer of Realty Income, positions he has held since joining the Company in 2001. Prior to joining Realty Income, he was a Director in Merrill Lynch & Co.’s Real Estate Investment Banking Group (1992-2001), a real estate consultant with General Atlantic Partners (1991) and worked in the Real Estate Investment Banking Department at Goldman Sachs & Co. (1987-1990). Mr. Meurer also serves as an officer of Crest Net Lease, Inc., a subsidiary of Realty Income.

Michael R. Pfeiffer is Executive Vice President, General Counsel and Secretary of Realty Income. He joined the Company in 1990 and served as Corporate Counsel until 1995 when he was named General Counsel and Secretary. Mr. Pfeiffer left Realty Income in September 2001 and served as Executive Vice President and General Counsel for Westfield Corporation, Inc., a retail shopping mall owner until May 2002, when he returned to Realty Income as Executive Vice President, General Counsel and Secretary. Prior to 1990, he was in private practice with a firm specializing in real estate transactional law and served as Associate Counsel with First American Title Insurance Company. He is a licensed attorney and member of the State Bar of California and Florida. Mr. Pfeiffer also serves as an officer of Crest Net Lease, Inc., a subsidiary of Realty Income.

Richard G. Collins is Executive Vice President, Portfolio Management of Realty Income. He joined the Company in 1990 and served in a variety of positions, including Vice President, Portfolio Management and Senior Vice President, Portfolio Acquisitions. He was promoted to his current position in August 2005. Mr. Collins also serves as the President of the Company’s subsidiary, Crest Net Lease, Inc. and has held that position since 2000 when Crest Net Lease was formed. Prior to joining Realty Income, he was involved as a principal in the acquisition and sale of land and commercial real estate, as a general partner for land and commercial real estate partnerships (1979-1990) and as a leasing and sales specialist in the Office Properties Division for Grubb & Ellis Commercial Real Estate Services (1974-1979).

Kim S. Kundrak is Senior Vice President, Portfolio Acquisitions for Realty Income. He joined the company in 1996 and served as Director of Portfolio Acquisitions and National Accounts Manager prior to being promoted to Senior Vice President. Before joining Realty Income he was Senior Vice President of Asset Management for Burnham Pacific Properties, a San Diego-based real estate investment trust. Kim also served as General Manager of a regional mall for the Ernest W. Hahn Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation awarded to, earned by or paid to our Chief Executive Officer and to the other four most highly compensated executive officers of the Company (the “Named Executive Officers”) for the fiscal years ended December 31, 2005, 2004 and 2003.

	Annual Compensation			Long-Term Compensation
				Awards	Payouts
				Unvested
Name and				Common	All Other
Principal Position	Year	Salary	Bonus (1)	Stock (2)(3)	Compensation(4)

Thomas A. Lewis	2005	$350,000	$475,000	$1,189,100	$9,038
Vice Chairman of the Board	2004	$350,000	$355,000	$2,276,100	$8,538
And Chief Executive Officer	2003	$350,000	$215,000	$1,200,000	$8,038

Gary M. Malino	2005	$300,000	$225,000	$594,550	$8,495
President and	2004	$300,000	$170,000	$1,138,050	$7,965
Chief Operating Officer	2003	$280,000	$98,000	$600,000	$7,465

Paul M. Meurer	2005	$250,000	$140,000	$432,400	$8,047
Executive Vice President	2004	$250,000	$100,000	$758,700	$7,494
Chief Financial Officer and Treasurer	2003	$237,000	$56,000	$400,000	$6,994

Michael R. Pfeiffer	2005	$250,000	$140,000	$432,400	$8,310
Executive Vice President	2004	$250,000	$100,000	$758,700	$7,547
General Counsel and Secretary	2003	$237,000	$56,000	$400,000	$7,047

Kim S. Kundrak	2005	$180,000	$123,000	$216,200	$8,053
Senior Vice President	2004	$180,000	$105,000	$455,220	$7,553
Portfolio Acquisitions	2003	$180,000	$71,000	$240,000	$6,053

(1)   The bonuses shown as compensation for 2005, 2004 and 2003 were paid in January 2006, January 2005 and January 2004, respectively.

(2)   The common stock shown as compensation for 2005, 2004 and 2003 was granted on January 1, 2006, January 1, 2005 and January 1, 2004, respectively. We grant stock from time to time to executive officers based on performance during a fiscal year and, since such performance often cannot be measured until the end of a fiscal year, the stock grants may be made in the subsequent fiscal year. Unvested stock granted for 2005, 2004 and 2003 vests equally over ten years on each anniversary of the grant date.

(3)   Stock is awarded by the Compensation Committee of the Board of Directors in accordance with the provisions of our stock incentive plan. Stock is eligible to receive distributions from the date of grant. At January 1, 2006, the Named Executive Officers held 637,700 shares of unvested unvested stock valued at $13,787,074, based upon a price per share of $21.62. Based on a price per share of $21.62, at January 1, 2006, Messrs. Lewis, Malino, Meurer, Pfeiffer and Kundrak had unvested stock valued at $5,969,282, $2,916,538, $1,909,046, $1,543,668 and $1,448.540, respectively. For the three-year period ended December 31, 2005, 487,500 shares were awarded to the Named Executive Officers, which were granted on January 1, 2006, January 1, 2005 and January 1, 2004.

(4)   Includes the amount we contribute pursuant to a 401(k) retirement plan and payments on behalf of the officers for group term insurance and mandatory contributions for long-term disability insurance. Under the terms of our 401(k) plan, we match 50% of the employee’s contribution to the plan up to 3% of the employee’s compensation. Employees may contribute up to 60% of their salary, subject to annual limits under the IRS Code of 1986, as amended. In 2005, the amount listed includes 401K employer contributions of $7,000 for each of the Named Executive Officers. In 2004, the amount listed included 401K employer contributions for each of the Named Executive Officers of $6,500. In 2003, the amount listed includes 401K employer contributions for each of Messrs. Lewis, Malino, Meurer and Pfeiffer of $6,000 and for Mr. Kundrak of $5,000.

Stock Options

During the year ended December 31, 2005, no stock options were granted to the Named Executive Officers and none of the Named Executive Officers exercised stock options. In addition, none of the Named Executive Officers held any unexercised options at the end of the 2005 fiscal year.

Employment Agreements

Effective January 1, 2006, each of the Named Executive Officers has entered into an employment agreement with the Company. In 2006, under these agreements:

•            Mr. Lewis receives a base salary of $350,000;

•            Mr. Malino receives a base salary of $325,000;

•            Mr. Meurer receives a base salary of $300,000;

•            Mr. Pfeiffer receives a base salary of $275,000; and

•            Mr. Kundrak receives a base salary of $180,000.

In addition, each of the Named Executive Officers has the right to receive severance compensation upon the occurrence of certain events as specified in the agreements. The employment agreements provide that the employees will be entitled to receive monthly severance payments upon termination by the Company without cause or termination resulting from a change in control of the Company. For termination by the Company without cause, each of Messrs. Lewis, Malino, Meurer and Pfeiffer are entitled to receive severance payments equal to one year’s base salary, payable over 12 months, and Mr. Kundrak is entitled to receive severance payments equal to six months’ base salary, payable over six months. The amount of severance compensation is increased by 50% in the event of a termination resulting from a change in control of the Company. The employment agreements define “change of control” to mean (i) the acquisition of shares of the Company’s common stock by any person, entity or group in a transaction or series of transactions resulting in the beneficial ownership of more than 30% of the outstanding common stock of the Company, (ii) a merger, consolidation or sale of substantially all the assets of the Company, (iii) a contested election of directors of the Company resulting in a majority of the nominees recommended by the Board of Directors not being elected; (iv) a change in composition within a 60 day period of a majority of the Board of Directors; or (v) any other event which results in a change of voting power sufficient to elect a majority of the Board of Directors. The employee may also terminate the agreement at any time upon two weeks notice to the Company, which will not result in such severance payments. In addition, in the event of a change of control of the Company and an employee’s termination, all unvested options and unvested stock become vested.

The employment agreements provide that the employee must devote his full time, attention and energy to the business of the Company and may not engage in any other business activity which would interfere with the performance of his duties or be competitive with the Company, unless specifically permitted by the Board of Directors. This restriction does not prevent the employee from making passive investments, so long as the investment does not require the employee’s services in a manner that would impair the performance of his duties under the employment agreement.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

In 2005, the Compensation Committee was comprised of four independent, non-employee directors. The Compensation Committee is responsible for, among other things, establishing remuneration levels for officers (including the Named Executive Officers) of the Company and establishing and administering executive compensation programs. In 2005, the Compensation Committee met five times to deliberate on executive compensation and engaged the services of a third party compensation consultant to provide independent analyses of, and counsel on, the Company’s annual and long-term compensation of the Company’s Chief Executive Officer and other executive officers. In deliberating on compensation, the Compensation Committee compares the current compensation levels with other REITs of similar equity market capitalizations. In addition, the Compensation Committee reviews the executive compensation of a smaller group of REITs with a similar property type and market capitalization. The Compensation Committee also reviews the industry data and recommendations of the third party consultant. The Compensation Committee exercises judgment and discretion in the information it analyzes and considers.

Our compensation policies have been structured to link the compensation of our executive officers with enhanced stockholder value. Through the establishment of short-term and long-term incentive plans, we seek to align the financial interests of the executive officers with those of our stockholders.

Executive Compensation Philosophy

In designing our compensation programs, we believe that compensation should reflect the value created for stockholders while supporting the business strategies and long-range plans of the Company and the markets it serves. In doing so, the compensation programs reflect the following themes:

•            A compensation program that stresses our financial performance and the executive officers’ individual performance;

•            A compensation program that strengthens the relationship between pay and performance by providing compensation that is reflective of current market practices and comparable executive rates and is dependent upon the level of success in meeting specified Company and individual performance goals;

•            A compensation program that seeks to align the financial interests of the executive officers with those of our stockholders;

•            A compensation program that is reasonable, performance-based, and consistent with the Company’s overall compensation objectives designed to retain key members of management;

•            An annual incentive plan that supports a performance-oriented environment and which generates a portion of compensation based on the achievement of performance goals; and

•            A long-term incentive plan that is designed to reward executive officers for long-term strategic management of the Company and the enhancement of stockholder value.

In determining compensation for our executive officers, the Compensation Committee surveys each company in Realty Income’s peer group and examines each peer company’s performance (including total return and FFO growth) and compensation levels for executive officers. The Compensation Committee then evaluates Realty Income’s performance to determine whether compensation levels for its executive officers are appropriate (relative to compensation levels for executive officers of its peer group companies) in light of each executive officer’s individual contribution to Realty Income’s performance. If appropriate, the Compensation Committee will adjust compensation paid to Realty Income’s executive officers. The Compensation Committee believes that the compensation paid to each of its executive officers is in line with the compensation paid to executive officers of its peer group companies.

Compensation of Executive Officers (other than the Chief Executive Officer)

In approving the annual compensation for Messrs. Malino, Meurer, Pfeiffer and Kundrak, the Compensation Committee considered several factors, including the scope of the individual’s responsibilities, comparable base salaries for similar positions in the REIT industry, the historical financial results of the Company, the results of an employee peer review, the review of individual performance compared to individual benchmarks established at the beginning of that year and the anticipated financial performance of the Company.

Annual Cash Bonus

The annual cash incentive is designed to supplement the pay of executive officers (and other key management personnel) so that overall total cash compensation (salary and bonus) is competitive in the industry and properly rewards the executive officers for their efforts in achieving their objectives. The Summary Compensation Table shows cash incentive bonuses paid to the named executive officers for 2005.

Long-Term Incentive Compensation Awards

The Compensation Committee awards grants of unvested stock that generally vest over ten years. The Compensation Committee decided this year that upon a member of management reaching the age of 55, his/her vesting on the granting of any new shares of unvested stock would be accelerated from ten years to five years. Stock grants are designed to increase senior management’s stock ownership in the Company, motivate executives to improve long-term stock price and dividend performance, encourage long-term dedication to the Company, and to operate as an executive retention mechanism for the Company’s key members of management. The unvested stock granted for 2005 vests evenly over ten years for all members of management, except for one officer, whose unvested stock grants vest over five years. Dividends are paid on the entirety of the grant from the date of the grant.

Chief Executive Officer Compensation

The compensation for our Chief Executive Officer for 2005 was determined on the same general basis as discussed above for the other executive officers. In addition, our Chief Executive Officer is evaluated on the basis of the Company’s financial and non-financial achievements. These performance measures include funds from operations performance, total return to stockholders, portfolio stability and diversification, lease rollovers, financing strategies and new investment activity.

Section 162(m) of the Internal Revenue Code of 1986, as amended

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits the deductibility of compensation paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company. To qualify for deductibility under Section 162(m), compensation (including base salary, annual bonus, stock option exercises, compensation attributable to vesting of stock grants and nonqualified benefits) in excess of $1,000,000 per year paid to each of these executive officers generally must be “performance-based” compensation as determined under Section 162(m). While the Committee’s intention is, to the greatest extent reasonable, to structure compensation so that it satisfies the “performance based” compensation requirements under Section 162(m), the Committee will balance the costs and burdens involved in doing so against the value to the Company and its stockholders of the tax benefits to be obtained by the Company. Accordingly, the Committee reserves the right to design programs that recognize a full range of performance criteria important to the Company’s success, even where the compensation paid under such programs may not be fully deductible as a result of Section 162(m).

Despite the fact that the Company’s incentive bonuses and stock-related awards are determined based on the evaluation of the Company’s performance and take into consideration certain financial and strategic goals, the Committee does not apply these factors on a strict formulaic basis. As a result, the Company’s incentive bonuses and stock-related awards may not satisfy the “performance based” compensation requirements of Section 162(m).

Submitted on March 23, 2006 by the members of the Compensation Committee of the Company’s Board of Directors.

Donald R. Cameron, Chairman

Roger P. Kuppinger

Michael D. McKee

Willard H. Smith Jr.

The above report of the Compensation Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the same by reference.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Cameron, Kuppinger, McKee and Smith each served on the Compensation Committee during 2005. None of Messrs. Cameron, Kuppinger, McKee and Smith is or has been an officer or employee of the Company. None of the members of the Compensation Committee have any financial relationship with the Company other than as disclosed herein.

AUDIT COMMITTEE REPORT

The Audit Committee of the Company’s Board of Directors is comprised of independent directors as required by the listing standards of the New York Stock Exchange (“NYSE”). The Audit Committee operates pursuant to a written charter as required by the NYSE and the rules and regulations of the Securities and Exchange Commission (the “Commission”) and adopted by the Board of Directors. In 2005, the Audit Committee met nine times.

The role of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the preparation of the Company’s financial statements as well as executing the Company’s financial reporting process, principles and internal controls. The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and the Company’s internal controls over financial reporting and expressing an opinion as to the conformity of such financial statements with U.S. generally accepted accounting principles and expressing an opinion on management’s assessment of and the effectiveness of the Company’s internal controls over financial reporting.

In this context, the Audit Committee has reviewed and discussed the audit of the financial statements and the audit of internal controls over financial reporting of the Company as of and for the year ended December 31, 2005 with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from the Company. The Audit Committee has also considered whether the independent public accounting firm’s provision of tax preparation, tax consulting services and other non-audit services to the Company is compatible with maintaining the registered public accounting firm’s independence.

Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Commission.

Submitted on March 23, 2006 by the members of the Audit Committee of the Company’s Board of Directors.

Roger P. Kuppinger, Chairman

Kathleen R. Allen, Ph.D.

Ronald L. Merriman

Willard H. Smith Jr.

The above report of the Audit Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the same by reference.

STOCK PERFORMANCE GRAPH

The chart below compares the performance of our Common Stock with the performance of an index including all securities for U.S. companies listed on Standard & Poor’s 500 Total Return Index (the “S&P 500 Total Return Index”) and of a peer group of companies, measuring the changes in common stock prices for the five-year period from December 31, 2000 through December 31, 2005. The chart assumes an investment of $100 on December 31, 2000, and as required by the Commission, all values shown assume the reinvestment of all distributions, if any, and, in the case of the peer group, are weighted to reflect the market capitalization of the component companies. The Realty Income Peer Group consists of thirty-four companies (excluding Realty Income), each of which is a real estate investment trust, with an implied equity market capitalization between $1.5 billion-$3 billion. The SNL Financial Triple Net REIT Index currently consists of 44 companies chosen by SNL (including Realty Income).

	Period Ending
Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Realty Income Corporation	100.00	128.10	163.30	198.59	265.91	240.76
S&P 500	100.00	88.11	68.64	88.33	97.94	102.74
Realty Income Peer Group	100.00	120.53	126.41	174.73	225.25	254.85
SNL Triple Net REITS Index	100.00	121.10	132.59	188.58	236.88	246.61

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities (collectively, “Insiders”), to file with the Commission initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities of the Company. Insiders are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on our review of copies of Forms 3, 4 and 5, and the amendments thereto, received by the Company for the year ended December 31, 2005, or written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, we believe that during the year ended December 31, 2005, all filing requirements were complied with by our executive officers, directors and beneficial owners of more than ten percent of our stock.

RELATED PARTY TRANSACTIONS

The Company’s headquarters is leased from The William E. Clark, Jr. and Evelyn J. Clark Family Trust, of which Mr. Clark, a director of the Company, is a co-trustee with his wife. This lease expires in August 2007. During 2005, the Company paid rent of $431,131.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 10, 2006 certain information with respect to the beneficial ownership of shares of our Common Stock by (i) each director and Named Executive Officer and (ii) all directors and executive officers of the Company as a group. We do not know of any person who beneficially owns 5% or more of the outstanding shares of our Common Stock. Except as otherwise noted, we believe the beneficial owners of shares of our Common Stock listed below, based on information furnished by those owners, have sole voting and investment power with respect to their shares.

Name of Beneficial Owner	Shares of Beneficial Ownership of Common Stock of the Company	Percent of Class
William E. Clark, Jr. (1)	901,336	1.1%
Thomas A. Lewis (2)	446,916	0.5
Gary M. Malino (3)	280,018	0.3
Paul M. Meurer	109,000	0.1
Michael D. McKee (4)	93,500	0.1
Kim S. Kundrak	90,200	0.1
Michael R. Pfeiffer (5)	86,466	0.1
Donald R. Cameron (6)	76,820	0.1
Willard H. Smith Jr. (7)	76,000	0.1
Roger P. Kuppinger (8)	55,900	0.1
Kathleen R. Allen, Ph.D. (9)	34,000		*
Ronald L. Merriman	4,000		*

All directors and executive officers of the Company, as a group (13 persons) (10)	2,305,256	2.8%

*                       Less than one-tenth of one percent

(1)                Mr. Clark’s total includes 887,580 shares owned of record by The William E. Clark, Jr. and Evelyn J. Clark Family Trust, of which he is a trustee, and 898 shares owned of record by his wife. Mr. Clark disclaims beneficial ownership of the shares owned of record by his wife.

(2)                Mr. Lewis’ total includes 170,816 shares owned of record by the Lewis Revocable Living Trust dated January 20, 2005.

(3)                Mr. Malino’s total includes 129,564 shares owned of record by the Malino Revocable Living Trust dated August 14, 1999, of which he is a trustee, and 412 shares owned of record by his wife, as to which he disclaims beneficial ownership.

(4)                Mr. McKee’s total includes 32,000 shares owned of record by The McKee Family Trust dated February 11, 1995, of which he is a trustee, and 15,500 shares owned of record by the Latham & Watkins Thrift & Profit Sharing Retirement Plan, in the account of Mr. McKee.

(5)                Mr. Pfeiffer’s total includes 15,066 shares owned of record by the Pfeiffer Revocable Living Trust dated February 15, 1994, of which he is a trustee.

(6)                Mr. Cameron’s total includes 34,820 shares owned of record by the Cameron, Murphy and Spangler, Inc. Amended and Restated Pension Trust dated April 1, 1984, of which he is the trustee. Of the 34,820 shares, 31,400 shares are in the account of Mr. Cameron, 1,500 shares are in the account of Fiona Cameron, 1,000 shares are in the account of Lachlan Cameron,  800 shares are in the account of Gwen Jenkins and 120 shares are in the account of Andrew Sayeg. Cameron’s total includes 30,000 shares subject to options that are exercisable within 60 days of March 10, 2006. Mr. Cameron disclaims beneficial ownership of the 3,420 shares owned by the Cameron, Murphy and Spangler, Inc. Amended and Restated Pension Trust in the accounts of Fiona Cameron, Lachlan Cameron, Gwen Jenkins and Andrew Sayeg.

(7)                Mr. Smith’s total includes 54,000 shares owned of record by The Smith Family Trust dated January 13, 2004, of which he is a trustee, and 10,000 shares subject to options that are exercisable within 60 days of March 10, 2006.

(8)                Mr. Kuppinger’s total includes 13,900 shares owned of record by the Kuppinger Trust, of which he is a trustee, and 30,000 shares subject to options that are exercisable within 60 days of March 10, 2006.

(9)                Dr. Allen’s total includes 10,000 shares subject to options that are exercisable within 60 days of March 10, 2006.

(10)          See notes (1) though (9).

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain equity compensation plan information as of March 10, 2006:

Plan Category (1)	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	123,736	$13.04	2,921,215

Equity compensation plans not approved by security holders	—	—	—
Total	123,736	$13.04	2,921,215

(1)                Each of our equity compensation plans has been approved by our stockholders

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to its discretion to appoint other auditors if it deems such action appropriate, the Audit Committee has appointed KPMG LLP as our independent registered public accounting firm (auditors) for the current fiscal year. The Board of Directors has been advised that KPMG LLP is independent with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable published rules and regulations. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire and to respond to appropriate questions from stockholders.

The Audit Committee, or a designated Audit Committee member, must pre-approve audit and non-audit services to be performed by the independent registered public accounting firm, unless such services fall within the de minimus exception established by the SEC. Pre-approval will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the independent registered public accounting firm, provided (i) the policies and procedures are detailed as to the particular service, (ii) the Audit Committee is informed of each service provided and (iii) such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to the Company’s management.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

Fees Paid to Independent Registered Public Accounting Firm

The fees paid to KPMG LLP, the Company’s independent registered accounting firm, relating to 2005 and 2004 were as follows:

	2005	2004

Audit fees (1)(2)	$723,325	$755,076

Audit-related fees	$0	$0
Tax fees (3)	93,765	101,140
All other fees	0	23,000
Total	$93,765	$124,140

(1)     Includes the aggregate fees billed by KPMG LLP for the audit of the Company’s annual financial statements, the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and the audit of internal controls.

(2)     Includes the aggregate fees billed by KPMG LLP, which are associated with the issuances of comfort letters to underwriters and review of registration statements in connection with the issuance of consents totaling $119,575 in 2005 and $100,751 in 2004.

(3)     Includes the aggregate fees billed by KPMG LLP for tax services. Tax services consisted of tax return preparation and tax compliance. Includes $27,750 paid in 2005 and $25,725 paid in 2004  by our subsidiary, Crest Net.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

In order for stockholder proposals otherwise satisfying the eligibility requirements of Commission Rule 14a-8 to be considered for inclusion in our Proxy Statement, they must be received by us at our principal office, 220 West Crest Street, Escondido, CA 92025 on or before November 22, 2006.

In addition, if a stockholder desires to bring business (including director nominations) before our 2007 Annual Meeting that is not the subject of a proposal timely submitted for inclusion in our Proxy Statement, written notice of such business, as currently prescribed in our Bylaws, must be received by our Secretary between December 5, 2006 and January 4, 2007. For additional requirements, a stockholder may refer to our Bylaws, Article III, Section 12, “Nominations and Stockholder Business,” a copy of which may be obtained from the Company’s Secretary. If we do not receive timely notice pursuant to our Bylaws, the proposal will be excluded from consideration at the meeting.

YOUR PROXY IS IMPORTANT

WHETHER YOU OWN FEW OR MANY SHARES

Please date, sign and mail the enclosed Proxy Card today.

YOUR VOTE IS IMPORTANT TO THE COMPANY WHETHER YOU OWN FEW OR MANY SHARES! Please complete, date and sign the attached proxy card and return it in the accompanying postage paid envelope, even if you plan to attend the Annual Meeting. If you attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.

THE MONTHLY DIVIDEND COMPANY®
THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
MAY 16, 2006

The undersigned stockholder of Realty Income Corporation, a Maryland Corporation, hereby appoints Michael R. Pfeiffer and Gary M. Malino, or either of them as proxy for the undersigned, with full power of substitution in each of them, and hereby authorizes them to represent the undersigned and to vote all of the shares of Common Stock of Realty Income Corporation, that the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held at 9:00 A.M. (local time) on May 16, 2006, at The California Center for the Arts Escondido, 340 North Broadway, Escondido, California 92025, and any adjournment or postponement thereof, with all powers possessed by the undersigned if personally present at the meeting.

This proxy when properly executed will be voted as directed by the undersigned stockholder. If no such directions are given, this proxy will be voted for the election of each of the eight (8) nominees for the Board of Directors listed on the reverse side, to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualify and, in the discretion of the proxy holder, on any other matters that may properly come before the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying the Notice, together with this Proxy.

REALTY INCOME CORPORATION
P.O. BOX 11147
NEW YORK, N.Y. 10203-0147

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

(CONTINUED, AND TO BE DATED AND SIGNED ON REVERSE SIDE.)

☐	▼ DETACH PROXY CARD HERE ▼

PLEASE MARK, SIGN, DATE AND PROMPTLY	☒
RETURN THE PROXY CARD USING THE
ENCLOSED ENVELOPE. IF YOUR ADDRESS IS	Votes must be indicated
INCORRECTLY SHOWN, PLEASE PRINT CHANGES.	(x) in Black or Blue ink.

Proposal 1.	Election of Eight (8) Directors to Serve Until the Next Annual Meeting of Stockholders and Until Their Successors Are Duly Elected and Qualify

Nominees:	01 - Kathleen R. Allen, 02 - Donald R. Cameron, 03 - William E. Clark, Jr., 04 - Roger P. Kuppinger, 05 - Thomas A. Lewis, 06 - Michael D. McKee, 07 - Ronald R. Merriman, 08 - Willard H. Smith Jr.

FOR	☐	WITHHOLD	☐	For All	☐
ALL		as to All		Except

To withhold authority to vote for any individual nominee strike a line through the nominee’s name.

To change your address, please mark this box.	☐

SCAN LINE

Please date this proxy and sign it exactly as your name appears. When shares are held jointly, each holder must sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign in full corporate name by the president or other authorized officer. If shares are held by a partnership, please sign in partnership name by an authorized person.

Date	Share Owner sign here	Co-Owner sign here